Exhibit 3.23

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

	Filed in the office of	Document Number 20100255019-35
	/s/ Ross Miller Ross Miller Secretary of State State of Nevada	Filling Date and Time 04/20/2010 11:00 AM
Entity Number C1704-1997

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion (Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

PARAMOUNT PARKS EXPERIENCE INC.
Name of constituent entity

NEVADA	CORPORATION
Jurisdiction	Entity type *

and,

WONDERLAND COMPANY INC.
Name of resulting entity

DELAWARE	CORPORATION
Jurisdiction	Entity type *

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☐	The entire plan of conversion is attached to these articles.

☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1 Revised: 3-26-09

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the resulting entity in the conversion):

Attn:	DUFF MILKIE

c/o:	CEDAR FAIR LP ONE CEDAR POINT DRIVE SANDUSKY, OHIO 44870

5.	Effective date conversion (optional) not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*

6.	Signature - must be signed by:

1. If constituent entity is a Nevada entity: an offer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

PARAMOUNT PARKS EXPERIENCE INC.

Name of constituent entity

	Vice President	4-14-2010
Signature	Title	Date

* Pursuant for NRS 92A.205(4) If the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240 the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and this jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filling to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2
Revised: 3-26-09